UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 2, 2019
Date of Report (Date of earliest event reported)

The Hershey Company
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-183	23-0691590
(Commission File Number)	(IRS Employer Identification No.)

19 East Chocolate Avenue, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (717) 534-4200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, one dollar par value	HSY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On July 2, 2019, The Hershey Company (the “Company”) entered into a Five Year Credit Agreement (the “Credit Agreement”), dated as of July 2, 2019, with the banks, financial institutions and other institutional lenders listed on the signature pages thereof (the “Lenders”), Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., Citibank, N.A. and PNC Bank, National Association, as syndication agents, Royal Bank of Canada, as documentation agent, and BofA Securities, Inc., JPMorgan Chase Bank, N.A., Citibank, N.A., PNC Capital Markets LLC and RBC Capital Markets, as joint lead arrangers and joint book managers. The Credit Agreement establishes an unsecured revolving credit facility under which the Company may borrow up to $1.5 billion with the option to increase borrowings by an additional $500 million with the concurrence of the Lenders.  Funds borrowed may be used for general corporate purposes.  Advances may be repaid without penalty at any time prior to the last day of the Credit Agreement.

The Credit Agreement contains a financial covenant whereby the ratio of (a) pre-tax income from continuing operations from the most recent four fiscal quarters to (b) consolidated interest expense for the most recent four fiscal quarters may not be less than 2.0 to 1.0 at the end of each fiscal quarter.  The Credit Agreement contains customary representations and warranties and events of default. Payment of outstanding advances may be accelerated, at the option of the Lenders holding a majority of the commitments, should the Company default in its obligations under the Credit Agreement.  The Company may extend the Termination Date of the Credit Agreement for up to two additional one-year periods upon notice given by the Company to the administrative agent.

Also on July 2, 2019, the Company terminated the Five Year Credit Agreement, dated as of October 14, 2011, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereof, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, Citibank, N.A. and PNC Bank, National Association, as documentation agents, and Bank of America Merrill Lynch, J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and PNC Capital Markets LLC, as joint lead arrangers and joint book managers (the “Prior Facility”).

The foregoing is not a complete description of either the Credit Agreement or the Prior Facility and is subject to, and qualified in its entirety by, the full text of each of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8‑K and is incorporated herein by reference, and the Prior Facility, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 20, 2011 and is incorporated herein by reference.

In the ordinary course of their respective businesses, Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., PNC Bank, National Association and Royal Bank of Canada, and each of their respective affiliates, have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit Number	Description
	10.1	Five Year Credit Agreement dated as of July 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HERSHEY COMPANY

Date: July 2, 2019	By:	/s/ Damien Atkins
Damien Atkins Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Five Year Credit Agreement dated as of July 2, 2019